UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 22, 2011

CHAPARRAL ENERGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-134748	73-1590941
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

701 Cedar Lake Boulevard Oklahoma City, OK		73114
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (405) 478-8770

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Issuance and Sale of Senior Notes

On February 22, 2011, Chaparral Energy, Inc. (referred to as “we,” “our” and “us” in this report) successfully completed the issuance and sale of $400,000,000 aggregate principal amount of its 8 1/4% Senior Notes due 2021 (the “Notes”). We issued the Notes pursuant to an indenture, dated as of February 22, 2011, by and among us, the guarantors party thereto (the “Guarantors”) and Wells Fargo Bank, National Association, as trustee (the “Indenture”). The Notes are guaranteed (the “Guarantees”) on a senior basis by certain of our subsidiaries who are Guarantors. The Notes and the Guarantees were offered and sold in private transactions in accordance with Rule 144A and Regulation S under the Securities Act of 1933, as amended (the “Securities Act”). The Notes and the Guarantees have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act.

Interest on the Notes will accrue from and including February 22, 2011 at a rate of 8 1/4% per year. Interest on the Notes is payable in cash semi-annually in arrears on March 1 and September 1, commencing on September 1, 2011. The Notes will mature on September 1, 2021. The Notes will be our senior unsecured obligations and will rank equally in right of payment with all of our existing and future senior debt (including our existing 8 7/ 8% Senior Notes due 2017 and our 9 7/8% Senior Notes due 2020). The Notes will rank senior to all of our existing and future subordinated debt, be effectively subordinated to all of our existing and future secured obligations to the extent of the value of the assets securing such obligations, including indebtedness under our senior secured credit facility, and be structurally subordinated to all debt and other obligations of our non-guarantor subsidiaries. Similarly, the Guarantees will rank equally in right of payment with all of the existing and future senior debt of such subsidiary guarantors, including guarantees of our 8 7/8% Senior Notes due 2017 and our 9 7/8% Senior Notes due 2020. The Guarantees will rank senior to all of the existing and future subordinated debt of such subsidiary guarantors, be effectively subordinated to all of the existing and future secured obligations of such subsidiary guarantors to the extent of the value of the assets securing such obligations, including guarantees under our senior secured credit facility, and be structurally subordinated to all debt and other obligations of our non-guarantor subsidiaries.

The Indenture contains covenants that limit the ability of us and certain of our subsidiaries to:

•	incur additional indebtedness;

•	make certain distributions, investments and other restricted payments;

•	create certain liens;

•	merge, consolidate or sell substantially all of our assets;

•	enter into transactions with affiliates;

•	sell assets; and

•	limit the ability of restricted subsidiaries to make payments to us.

These limitations are subject to a number of important qualifications and exceptions.

Upon an Event of Default (as defined in the Indenture), the Trustee or the holders of at least 25% in principal amount of the outstanding Notes may declare the entire principal of, premium, if any, accrued and unpaid interest, if any, and liquidated damages, if any, on all the Notes to be due and payable immediately.

We may, at our option, redeem some or all of the Notes at any time on or after September 1, 2016, at a redemption price equal to 100% of the principal amount thereof, plus a premium declining ratably to par and accrued and unpaid interest, if any, to the date of redemption.

On any one or more occasions prior to March 1, 2014, we, at our option, may redeem up to 35% of the aggregate principal amount of the Notes with proceeds of one or more qualified equity offerings at a redemption price of 108.250% of the principal amount of the Notes redeemed, plus accrued and unpaid interest, if any, and liquidated damages provided that:

•	at least 65% of the original principal amount of the Notes issued under the Indenture remains outstanding after each such redemption; and

•	the redemption occurs within 90 days after the closing of any such qualified equity offering.

If we experience certain kinds of changes of control, holders of the Notes will be entitled to require us to purchase all or a portion of the Notes at 101% of their principal amount, plus accrued and unpaid interest.

A copy of the press release announcing the closing of the sale of the Notes is attached hereto as Exhibit 99.1.

Registration Rights Agreement

On February 22, 2011, we entered into a Registration Rights Agreement with the initial purchasers of the Notes, pursuant to which we agreed to use our commercially reasonable efforts to (i) file with the SEC a registration statement on an appropriate form under the Securities Act (the “Exchange Offer Registration Statement”) relating to a registered exchange offer for the Notes under the Securities Act, (ii) cause the Exchange Offer Registration Statement to be declared effective under the Securities Act and (iii) complete the exchange offer within 270 days following February 22, 2011. If we fail to comply with certain obligations under the Registration Rights Agreement, we will be required to pay liquidated damages to the holders of the Notes in accordance with the provisions of the Registration Rights Agreement.

Supplemental Indenture and Repurchase of Tendered 8  1/2% Senior Notes

We intend to use net proceeds from the sale of the Notes to purchase any and all of the outstanding $325,000,000 aggregate principal amount of our 8  1/2% Senior Notes due 2015 pursuant to a previously announced tender offer and consent solicitation (the “Tender Offer and Consent Solicitation”), which commenced on February 7, 2011, to redeem any of such outstanding notes not acquired in the tender offer, and for general corporate purposes. We received the requisite consents to the amendment of the Indenture in connection with the Tender Offer and Consent Solicitation and, on February 22, 2011, we executed a supplemental indenture (the “Supplemental Indenture”) with respect to the Indenture, which eliminated most of the covenants and certain default provisions applicable to the notes.

A copy of the press release announcing the results of the Tender Offer and Consent Solicitation is attached hereto as Exhibit 99.2.

Redemption of 8  1/2% Senior Notes

On February 22, 2011, we announced the redemption of all of our 8  1/2% Senior Notes remaining outstanding following the Tender Offer and Consent Solicitation. A copy of the press release announcing the redemption is attached hereto as Exhibit 99.3.

Agreement Descriptions and Exhibits

In connection with the closing of the sale of the Notes and the execution of the Supplemental Indenture, we are filing certain exhibits as part of this Current Report on Form 8-K. The descriptions of the provisions of the Indenture, the Registration Rights Agreement and the Supplemental Indenture set forth above in Items 1.01 and 2.03 of this Current Report on Form 8-K are qualified in their entirety by reference to the full and complete terms of such agreements, copies of which are attached to this report as exhibits hereto.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

4.1	Indenture dated February 22, 2011, among Chaparral Energy, Inc., the guarantors party thereto, and Wells Fargo Bank, National Association, as trustee.

4.2	Form of 8 1/4 % Senior Note due 2021 (included as Exhibit A to Exhibit 4.1 of this Current Report on Form 8-K).

4.3	Fourth Supplemental Indenture dated February 22, 2011, among Chaparral Energy, Inc., the guarantors party thereto, and Wells Fargo Bank, National Association, as trustee.

10.1	Registration Rights Agreement dated February 22, 2011, among Chaparral Energy, Inc., the guarantors party thereto, and the initial purchasers party thereto.

99.1	Press release announcing closing of sale of 8 1/4% Senior Notes due 2021.

99.2	Press release announcing results of Tender Offer and Consent Solicitation.

99.3	Press release announcing redemption of 8 1/2% Senior Notes due 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

February 22, 2011	CHAPARRAL ENERGY, INC.

	By:	/s/ Joseph O. Evans
	Name:	Joseph O. Evans
	Title:	Chief Financial Officer and Executive Vice President

Exhibit Index

4.1	Indenture dated February 22, 2011, among Chaparral Energy, Inc., the guarantors party thereto, and Wells Fargo Bank, National Association, as trustee.

4.2	Form of 8 1/4% Senior Note due 2021 (included as Exhibit A to Exhibit 4.1 of this Current Report on Form 8-K).

4.3	Fourth Supplemental Indenture dated February 22, 2011, among Chaparral Energy, Inc., the guarantors party thereto, and Wells Fargo Bank, National Association, as trustee.

10.1	Registration Rights Agreement dated February 22, 2011, among Chaparral Energy, Inc., the guarantors party thereto, and the initial purchasers party thereto.

99.1	Press release announcing closing of sale of 8 1/4% Senior Notes due 2021.

99.2	Press release announcing results of Tender Offer and Consent Solicitation.

99.3	Press release announcing redemption of 8 1/2% Senior Notes due 2015.